Exhibit 21.1
List of Subsidiaries of Ascend Wellness Holdings, Inc.

	Entity Legal Name	State
1.	AGP Investments, LLC	Delaware
2.	Ascend Mass, Inc.	Delaware
3.	Ascend Social Equity Investments, LLC	Delaware
4.	Ascend Wellness Holdings, Inc.	Delaware
5.	AWH Pennsylvania, LLC	Delaware
6.	Massgrow, Inc.	Delaware
7.	Mr Jones Staffing LLC	Delaware
8.	Rubino Ventures Staffing LLC	Delaware
9.	144 S. Randall Opco, LLC	Illinois
10.	8380 Cermak Opco, LLC	Illinois
11.	909 Rand Road Opco, LLC	Illinois
12.	Ascend Illinois Holdings, LLC	Illinois
13.	Ascend Illinois, LLC	Illinois
14.	AWH Fairview Opco, LLC	Illinois
15.	AWH Springfield OpCo, LLC	Illinois
16.	Chicago Alternative Health Center Holdings, LLC	Illinois
17.	Chicago Alternative Health Center, LLC	Illinois
18.	HealthCentral, LLC	Illinois
19.	InLabs III	Illinois
20.	MOCA, LLC	Illinois
21.	Revolution Cannabis-Barry, LLC	Illinois
22.	Springfield Partners II, LLC	Illinois
23.	The Homecoming Group, LLC	Illinois
24.	Ascend Maryland 2, LLC	Maryland
25.	Ascend Maryland, LLC	Maryland
26.	Blu Pharms Limited Liability Company	Maryland
27.	Blue Mountain Care, LLC	Maryland
28.	Devi Maryland Re Holding II, L.L.C.	Maryland
29.	Devi Maryland RE Holding, L.L.C.	Maryland
30.	Durjaya LLC	Maryland
31.	Farmalogics Health And Wellness, LLC	Maryland
32.	MD MGMT GRP, LLC	Maryland
33.	Ascend Athol Re LLC	Massachusetts
34.	Ascend Friend Street Re LLC	Massachusetts
35.	Ascend Mass Holdco, LLC	Massachusetts
36.	Ascend Mass, LLC	Massachusetts
37.	AWH MGMT GRP, LLC	Massachusetts
38.	Blue Jay Botanicals Holdings, LLC	Massachusetts
39.	Blue Jay Re LLC	Massachusetts
40.	MASS MGMT GRP, LLC	Massachusetts

41.	Massgrow, LLC	Massachusetts
42.	Met Real Estate, LLC	Massachusetts
43.	Southcoast Apothecary, LLC	Massachusetts
44.	AWHM, LLC	Michigan
45.	FPAW Michigan 2, Inc	Michigan
46.	FPAW Michigan LLC	Michigan
47.	MSP MGMT GRP, LLC	Michigan
48.	TJM Enterprises, LLC	Michigan
49.	2741 28th Street, LLC	Michigan
50.	503 Century, LLC	Michigan
51.	1336 Scribner, LLC	Michigan
52.	601 Route 70 Opco, LLC	New Jersey
53.	Ascend New Jersey, LLC	New Jersey
54.	AW Franklin, LLC	New Jersey
55	AWH NJ HOLDCO, LLC	New Jersey
56.	Green Jones LLC	New Jersey
57.	NJ MGMT GRP, LLC	New Jersey
58.	AWH New York, LLC	New York
59.	NY MGMT GRP, LLC	New York
60.	Ascend Ohio, LLC	Ohio
61.	BCCO, LLC	Ohio
62.	Green Ivy, LLC	Ohio
63.	Green Ivy Ohio, LLC	Ohio
64.	Hemma 2, LLC	Ohio
65.	Hemma Operations, LLC	Ohio
66.	Hemma, LLC	Ohio
67.	Marichron Pharma LLC	Ohio
68.	Marichron Properties, LLC	Ohio
69.	Ohio Cannabis Clinic LLC	Ohio
70.	OHIO MGMT GRP, LLC	Ohio
71.	AWH Pennsylvania 2, LLC	Pennsylvania
72.	PA MGMT GRP, LLC	Pennsylvania
73.	Story of PA CR, LLC	Pennsylvania
74.	Ascend VA, LLC	Virginia